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                                                                    Exhibit 23.1




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To K N Energy, Inc.:

We have audited in accordance with generally accepted auditing standards, the financial statements included in K N Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993 and have issued our report thereon dated February 10, 1994. Reference is made to such report which calls attention to certain changes in accounting principles during the periods reported thereon.

We have also made a similar audit of the accompanying supplemental consolidated balance sheets of K N Energy, Inc. and subsidiaries at December 31, 1993 and 1992, and the related supplemental consolidated statements of income, common stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. The supplemental consolidated statements give retroactive effect to the merger with American Oil and Gas Corporation on July 13, 1994, which has been accounted for as a pooling of interests as described in Note 2. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of K N Energy, Inc. and its subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for





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each of the years in the three-year period ended December 31, 1993, after giving retroactive effect to the merger with American Oil and Gas Corporation as described in Note 2, all in conformity with generally accepted accounting principles.


/s/ Arthur Andersen & Co.


Denver, Colorado,
    July 13, 1994.





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